POWER OF ATTORNEY



Know all men by these presents, that the undersigned hereby constitutes and appoints Curtis S. Wozniak and Thomas E. Brunton and each of them, his true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned a Form 4 or a Form 5 indicating any changes in beneficial ownership reportable on such form for the month (Form 4) or year (Form 5) when such change occurs; and
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 4 or Form 5 and the timely filing of such form with the United States
Securities and Exchange Commission and any other authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legal required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation,hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day ofAugust, 2002.



				/s/ C.P. O'Mahony____________
				Signature


				Conor P. O'Mahony_____________
				Print Name